UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 8, 2018
Date of Report (Date of earliest event reported)

CALLAWAY GOLF COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	1-10962	95-3797580
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA 92008-7328
(Address of principal executive offices, including Zip Code)

(760) 931-1771
Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 9, 2018, Callaway Golf Company (the “Company”) announced the appointment of Russell L. Fleischer to the Company’s board of directors, with an initial term expiring at the 2019 annual meeting of the Company’s stockholders. The board of directors of the Company has determined that Mr. Fleischer is independent under applicable standards.
Mr. Fleischer, age 50, is a seasoned business and financial executive with significant experience in the golf industry, having previously served as Chief Financial Officer of Adams Golf, Inc. and subsequently as a board member of Adams Golf. Mr. Fleischer also has significant experience in mergers and acquisitions, capital raising and private equity transactions. Mr. Fleischer joined Battery Ventures, a global investment firm providing venture capital and private equity, in 2014 as a partner and was promoted to general partner in 2015. Prior to joining Battery Ventures, Mr. Fleischer served as Chief Executive Officer at three privately held companies: HighJump Software, a supply chain management software company, from 2010 to 2014; Healthvision Software, a healthcare information technology provider; and TriSyn Group, a core banking applications software provider. He has also been both a public and private company Chief Financial Officer, including CFO of Adams Golf, formerly a publicly traded company, from 2000 to 2002. Mr. Fleischer has served as a board member for several public and private companies, including Adams Golf from 2005 to 2012, HomeCareHomeBase, Vero Software, Data Innovations and RogueWave. Mr. Fleischer earned a B.A. in Economics from Johns Hopkins University and an MBA from Vanderbilt University. The Company’s Board believes Mr. Fleischer’s extensive knowledge of corporate strategy and operations, mergers and acquisitions, capital raising and private equity transactions will benefit the Board. In addition, Mr. Fleischer brings direct relevant industry experience as a former Chief Financial Officer and board member of a publicly traded golf company.
Mr. Fleischer received an initial award of restricted stock units with a market value of $100,000, effective on the date of his appointment to the board of directors. The award is scheduled to vest on the first anniversary of the grant date. Mr. Fleischer will also receive annual cash compensation in accordance with the Company’s standard compensation program for non-employee directors. In addition, Mr. Fleischer entered into the Company’s standard form of indemnification agreement for non-employee directors, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
There are no other arrangements or understandings between Mr. Fleischer and any other person pursuant to which he was selected to serve on the board of directors. Mr. Fleischer has no family relationship (within the meaning of Item 401(d) of Regulation S-K) with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which the Company is or was a participant and in which Mr. Fleischer or any of his immediate family members (within the meaning of Item 404 of Regulation S-K) had or will have a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.
On May 8, 2018, the Company’s shareholders approved three proposals at the Annual Meeting. Of the 95,296,053 shares of the Company’s Common Stock outstanding as of the record date, 86,682,333 shares were represented at the Annual Meeting.
A description of each matter voted upon at the Annual Meeting is described in detail in the Proxy Statement. The number of votes cast for and against (or withheld) and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below.
Proposal 1: Annual Election of Directors
The voting results for the annual election of directors are as follows:

	Shares Voted
Name of Candidate	For	Withheld	Broker Non-Votes
Oliver G. (Chip) Brewer III	78,076,511	407,575	8,198,247
Ronald S. Beard	76,430,028	2,054,058	8,198,247
Samuel H. Armacost	76,719,649	1,764,437	8,198,247
John C. Cushman, III	76,421,033	2,063,053	8,198,247
John F. Lundgren	78,191,268	292,818	8,198,247
Adebayo O. Ogunlesi	76,200,873	2,283,213	8,198,247
Linda B. Segre	77,898,242	585,844	8,198,247
Anthony S. Thornley	76,167,600	2,316,486	8,198,247

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
The Company’s shareholders ratified, on an advisory basis, the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The following sets forth the results of the voting with respect to this proposal:

Shares Voted
For	Against	Abstentions
84,970,095	1,533,641	178,597
Proposal 3: Advisory Vote on Executive Compensation
The Company’s shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The following sets forth the results of the voting with respect to this proposal:

Shares Voted
For	Against	Abstentions	Broker Non-Votes
76,647,973	1,651,717	184,396	8,198,247
No other items were presented for shareholder approval at the Annual Meeting.

Item 8.01	Other Events
On May 9, 2018, the Company issued a press release captioned “Russell L. Fleischer Named to Board of Directors of Callaway Golf Company.” A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.
On May 9, 2018, the Company issued a press release captioned “Callaway Golf Company Announces New $50 Million Stock Repurchase Program and Declares Dividend.” A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Indemnification Agreement, dated May 8, 2018, between the Company and Russell L. Fleischer.
99.1	Press release, dated May 9, 2018, captioned “Russell L. Fleischer Named to Board of Directors of Callaway Golf Company”
99.2	Press release, dated May 9, 2018, captioned “Callaway Golf Company Announces New $50 Million Stock Repurchase Program and Declares Dividend”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLAWAY GOLF COMPANY

Date: May 9, 2018	By:	/s/ Brian P. Lynch
	Name:	Brian P. Lynch
	Title:	Senior Vice President, Chief Financial Officer, General Counsel and Corporate Secretary